                                                                   Exhibit 28(c)



                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1998


                                       OR


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


             BELL COMMUNICATIONS RESEARCH SAVINGS AND SECURITY PLAN
                              (Full Title of Plan)


                       Bell Communications Research, Inc.
                 445 South Street, Morristown NJ 07960 (Name of
                    issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Departmental Benefits Committee of the Bell Communications Research Savings and Security Plan, duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BELL COMMUNICATIONS RESEARCH
                                            SAVINGS AND SECURITY PLAN

DATE 4-14-99                                s/ Gwendolyn P. Taylor
                                            ------------------------------------
                                            Gwendolyn P. Taylor
                                            Employees Benefit Committee

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                                   __________


                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1997

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN

                          INDEX TO FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                                   ----------




                                                                                       Pages
                                                                                       -----
REPORT OF INDEPENDENT ACCOUNTANTS                                                          1

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for
      Benefits, with Fund Information
      as of December 31, 1998 and 1997                                                   2-3

   Statement of Changes in Net Assets Available
      for Benefits, with Fund Information
      for the years ended December 31, 1998 and 1997                                     4-5

   NOTES TO FINANCIAL STATEMENTS                                                        6-10

SUPPLEMENTAL SCHEDULES:
   Schedule I:  Item 27a - Schedule of Assets Held for Investment Purposes
   as of December 31, 1998                                                              11-13

   Schedule II:  Item 27d - Schedule of Reportable Transactions
   for the year ended December 31, 1998                                                  14



Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and the Administrative Committee of the Bell Communications Research Savings and Security Plan



In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits presents fairly, in all material respects, the net assets available for benefits of the Bell Communications Research Savings and Security Plan (the Plan) at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by the Employee Retirement Income Security Act. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund. Schedules I and II and the fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/PRICEWATERHOUSECOOPERS LLP

New York, New York
March 26, 1999

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1998
                             (Thousands of Dollars)

                                                Non
                                             Participant
                                              Directed                               Participant Directed
                                            ------------  -------------------------------------------------------------------------
                                                SAIC                               Bellcore     Bellcore      Bellcore
                                                 Non        SAIC        SAIC       Telephone   Diversified    Interest    Vanguard
                                            Exchangeable   Stock    Exchangeable    Equity      Telephone      Income    500 Index
                                                Stock     Purchase     Stock         Fund       Portfolio       Fund        Fund
                                            ------------  --------  ------------   ---------   -----------    --------   ----------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                                            $2,323         $350
     Diversified Telephone Portfolio
            common shares
     SAIC common shares                           $84                    $662
     Shares in registered
            investment companies                                                                                           $1,309
     Temporary cash investments                               $49           4                         8          $343
                                                  ---         ---        ----       ------         ----        ------      ------
                                                   84          49         666        2,323          358           343       1,309
     Investment contracts with insurance
            companies, at contract value:                                                                       2,980
                                                  ---         ---        ----       ------         ----        ------      ------
        Total investments                          84          49         666        2,323          358         3,323       1,309

Receivables:
     Company contributions                                     21
     Loans to participants
     Securities                                                                        122                         32
     Interest                                                                            2
                                                  ---         ---        ----       ------         ----        ------      ------

        Total Assets                              $84         $70        $666       $2,447         $358        $3,355      $1,309
                                                  ===         ===        ====       ======         ====        ======      ======

                            LIABILITIES:
     Securities payable                                                               $148
                                                  ---         ---        ----       ------         ----        ------      ------

        Total liabilities                                                              148
                                                  ---         ---        ----       ------         ----        ------      ------

        Net assets available for benefits         $84         $70        $666       $2,299         $358        $3,355      $1,309
                                                  ===         ===        ====       ======         ====        ======      ======



                                                                               Participant Directed
                                           ----------------------------------------------------------------------------------
                                             Vanguard                                   Vanguard
                                           International     Vanguard     Vanguard     Total Bond      Vanguard     Vanguard
                                              Growth         Explorer     PRIMECAP    Market Index    Wellington   Windsor II
                                               Fund            Fund         Fund          Fund           Fund         Fund
                                           -------------     --------     --------    ------------    ----------   ----------
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares
     Diversified Telephone Portfolio
            common shares
     SAIC common shares
     Shares in registered
            investment companies                $214            $114         $510          $144           $843         $902
     Temporary cash investments
                                                ----            ----         ----          ----           ----         ----
                                                 214             114          510           144            843          902
     Investment contracts with insurance
            companies, at contract value:
                                                ----            ----         ----          ----           ----         ----
        Total investments                        214             114          510           144            843          902

Receivables:
     Company contributions
     Loans to participants
     Securities
     Interest
                                                ----            ----         ----          ----           ----         ----

        Total Assets                            $214            $114         $510          $144           $843         $902
                                                ====            ====         ====          ====           ====         ====

                            LIABILITIES:
     Securities payable
                                                ----            ----         ----          ----           ----         ----

        Total liabilities
                                                ----            ----         ----          ----           ----         ----

        Net assets available for benefits       $214            $114         $510          $144           $843         $902
                                                ====            ====         ====          ====           ====         ====

                                             Participant Directed
                                             ----------------------
                                               Loan
                                               Fund        Total
                                               ----        -----
                       ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                   $2,673
     Diversified Telephone Portfolio
            common shares
     SAIC common shares                                       746
     Shares in registered
            investment companies                            4,036
     Temporary cash investments                               404
                                                ----      -------
                                                            7,859
     Investment contracts with insurance
            companies, at contract value:                   2,980
                                                ----      -------
        Total investments                                  10,839

Receivables:
     Company contributions                                     21
     Loans to participants                      $227          227
     Securities                                               154
     Interest                                                   2
                                                ----      -------

        Total Assets                            $227      $11,243
                                                ====      =======

                            LIABILITIES:
     Securities payable                                      $148
                                                ----      -------

        Total liabilities                                     148
                                                ----      -------

        Net assets available for benefits       $227      $11,095
                                                ====      =======


   The accompanying notes are an integral part of these financial statements

                            SAVINGS AND SECURITY PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                             AS OF DECEMBER 31, 1997
                             (Thousands of Dollars)


                                                                                         Participant Directed
                                           ----------------------------------------------------------------------------------------
                                                                     Bellcore     Bellcore    Bellcore                  Vanguard
                                             SAIC         SAIC       Telephone   Diversified  Interest     Vanguard  International
                                             Stock    Exchangeable    Equity      Telephone    Income     500 Index      Growth
                                           Purchase       Stock        Fund       Portfolio     Fund         Fund         Fund
                                           --------   ------------   --------    -----------  --------    ---------  -------------
                        ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                              $2,707
     Diversified Telephone Portfolio
            common shares                                                            $285
     SAIC common shares                                    $155
     Shares in registered
            investment companies                                                                            $1,318         $351
     Temporary cash investments                $14           17           40            4        $134
                                               ---         ----       ------         ----      ------       ------         ----
                                                14          172        2,747          289         134        1,318          351
     Investment contracts with insurance
            companies, at contract value:                                                       3,098
                                               ---         ----       ------         ----      ------       ------         ----
        Total investments                       14          172        2,747          289       3,232        1,318          351

Receivables:
     Company contributions                      60
     Loans to participants
     Securities                                                           25            2
     Interest                                                              4            1
                                               ---         ----       ------         ----      ------       ------         ----

        Total Assets                           $74         $172       $2,776         $292      $3,232       $1,318         $351
                                               ===         ====       ======         ====      ======       ======         ====

                     LIABILITIES:
     Securities payable                                                  $12                      $11
                                               ---         ----       ------         ----      ------       ------         ----

        Total liabilities                                                 12                       11
                                               ---         ----       ------         ----      ------       ------         ----

        Net assets available for benefits      $74         $172       $2,764         $292      $3,221       $1,318         $351
                                               ===         ====       ======         ====      ======       ======         ====



                                                                           Participant Directed
                                           ---------------------------------------------------------------------------------
                                                                     Vanguard
                                           Vanguard    Vanguard     Total Bond    Vanguard     Vanguard
                                           Explorer    PRIMECAP    Market Index  Wellington   Windsor II    Loan
                                             Fund        Fund          Fund         Fund         Fund       Fund      Total
                                           --------    --------    ------------  ----------   ----------    ----      -----
                        ASSETS:
Investments, at fair value:
     Telephone Equity Fund common shares                                                                              $2,707
     Diversified Telephone Portfolio
            common shares                                                                                                285
     SAIC common shares                                                                                                  155
     Shares in registered
            investment companies              $130        $503           $49       $1,081       $1,062                 4,494
     Temporary cash investments                                                                                          209
                                              ----        ----           ---       ------       ------       ----    -------
                                               130         503            49        1,081        1,062                 7,850
     Investment contracts with insurance
            companies, at contract value:                                                                              3,098
                                              ----        ----           ---       ------       ------       ----    -------
        Total investments                      130         503            49        1,081        1,062                10,948

Receivables:
     Company contributions                                                                                                60
     Loans to participants                                                                                   $253        253
     Securities                                                                                                           27
     Interest                                                                                                              5
                                              ----        ----           ---       ------       ------       ----    -------

        Total Assets                          $130        $503           $49       $1,081       $1,062       $253    $11,293
                                              ====        ====           ===       ======       ======       ====    =======

                     LIABILITIES:
     Securities payable                                                                                                  $23
                                              ----        ----           ---       ------       ------       ----    -------

        Total liabilities                                                                                                 23
                                              ----        ----           ---       ------       ------       ----    -------

        Net assets available for benefits     $130        $503           $49       $1,081       $1,062       $253    $11,270
                                              ====        ====           ===       ======       ======       ====    =======



   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                             WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (Thousands of Dollars)

                                                Non
                                            Participant
                                             Directed                                  Participant Directed
                                           ------------  ---------------------------------------------------------------------------
                                               SAIC                                 Bellcore     Bellcore      Bellcore
                                                Non        SAIC         SAIC       Telephone    Diversified    Interest   Vanguard
                                           Exchangeable    Stock    Exchangeable     Equity      Telephone      Income    500 Index
                                               Stock     Purchase       Stock         Fund       Portfolio       Fund       Fund
                                           ------------  --------   ------------   ---------    -----------    --------   ---------
Additions (deductions) to net assets
  attributable to:
     Investment income
        Dividends                                                                      $68           $6          $203        $22
        Interest                                                                         2
     Net change in appreciation
     (depreciation) of investments              $12          $1         $227           868          128                      318
                                                ---         ---         ----        ------         ----        ------     ------
           Total investment earnings             12           1          227           938          134           203        340
                                                ---         ---         ----        ------         ----        ------     ------
Contributions
     Employee allotments                                     49          128                                      133         68
     Employer Contributions                     153          82                                                    32         16
                                                ---         ---         ----        ------         ----        ------     ------
                                                153         131          128                                      165         84
                                                ---         ---         ----        ------         ----        ------     ------
Transfer of participants' balances, net         (76)        151          223          (878)         (12)          210        149
                                                ---         ---         ----        ------         ----        ------     ------
        Total additions (deductions)             89         283          578            60          122           578        573
                                                ---         ---         ----        ------         ----        ------     ------

Deductions from net assets attributable to:
     Distributions to participants                5         287           84           524           56           442        582
     Administrative expenses                                                             1                          2
                                                ---         ---         ----        ------         ----        ------     ------
        Net increase (decrease)                  84          (4)         494          (465)          66           134         (9)

        Net assets available for benefits:
           Beginning of year                                 74          172         2,764          292         3,221      1,318
                                                ---         ---         ----        ------         ----        ------     ------
           End of year                          $84         $70         $666        $2,299         $358        $3,355     $1,309
                                                ===         ===         ====        ======         ====        ======     ======




                                                 Participant Directed
                                           -----------------------------------------------------------------------------
                                             Vanguard                                Vanguard
                                           International    Vanguard    Vanguard    Total Bond    Vanguard     Vanguard
                                              Growth        Explorer    PRIMECAP   Market Index  Wellington   Windsor II
                                               Fund           Fund        Fund         Fund         Fund         Fund
                                           -------------    --------    --------   ------------  ----------   ----------
Additions (deductions) to net assets
  attributable to:
     Investment income
        Dividends                                $4             $1         $19           $6          $95          $89
        Interest
     Net change in appreciation
     (depreciation) of investments               39              1          86            2           22           74
                                               ----           ----        ----         ----         ----         ----
           Total investment earnings             43              2         105            8          117          163
                                               ----           ----        ----         ----         ----         ----
Contributions
     Employee allotments                         20              8          40           10           59           51
     Employer Contributions                       3              1           7            1           10           10
                                               ----           ----        ----         ----         ----         ----
                                                 23              9          47           11           69           61
                                               ----           ----        ----         ----         ----         ----
Transfer of participants' balances, net         (62)             4          19           81          128          206
                                               ----           ----        ----         ----         ----         ----
        Total additions (deductions)              4             15         171          100          314          430
                                               ----           ----        ----         ----         ----         ----

Deductions from net assets attributable to:
     Distributions to participants              141             31         164            5          552          590
     Administrative expenses
                                               ----           ----        ----         ----         ----         ----
        Net increase (decrease)                (137)           (16)          7           95         (238)        (160)

        Net assets available for benefits:
           Beginning of year                    351            130         503           49        1,081        1,062
                                               ----           ----        ----         ----         ----         ----
           End of year                         $214           $114        $510         $144         $843         $902
                                               ====           ====        ====         ====         ====         ====



                                            Participant Directed
                                             ----------------
                                             Loan
                                             Fund      Total
                                             ----     ------
Additions (deductions) to net assets
  attributable to:
     Investment income
        Dividends                                       $513
        Interest                              $20         22
     Net change in appreciation
     (depreciation) of investments                     1,778
                                             ----    -------
           Total investment earnings           20      2,313
                                             ----    -------
Contributions
     Employee allotments                                 566
     Employer Contributions                              315
                                             ----    -------
                                                         881
                                             ----    -------
Transfer of participants' balances, net      (143)
                                             ----    -------
        Total additions (deductions)         (123)     3,194
                                             ----    -------

Deductions from net assets attributable to:
     Distributions to participants            (97)     3,366
     Administrative expenses                               3
                                             ----    -------
        Net increase (decrease)               (26)      (175)

        Net assets available for benefits:
           Beginning of year                  253     11,270
                                             ----    -------
           End of year                       $227    $11,095
                                             ====    =======



   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
                              WITH FUND INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Thousands of Dollars)

                                                                                    Participant Directed
                                             ---------------------------------------------------------------------------------------
                                                                        Bellcore    Bellcore     Bellcore                Vanguard
                                               SAIC         SAIC       Telephone   Diversified   Interest    Vanguard  International
                                               Stock    Exchangeable     Equity     Telephone     Income     500 Index     Growth
                                             Purchase       Stock         Fund      Portfolio      Fund        Fund         Fund
                                             --------   ------------   ---------   -----------   --------    ---------  -----------
Additions (deductions) to net assets
  attributable to:
     Investment income
        Dividends                                                         $99          $6         $229         $26          $15
        Interest                                                            3
     Net change in appreciation
        (depreciation) of investments                                     998          91                      272           (3)
                                               ---         ----        ------        ----       ------      ------         ----
            Total investment earnings                                   1,100          97          229         298           12
                                               ---         ----        ------        ----       ------      ------         ----
Contributions
     Participant                                $1                        139                      174         120           67
     Company                                    72                         41                       73          31           13
                                               ---         ----        ------        ----       ------      ------         ----
                                                73                        180                      247         151           80
                                               ---         ----        ------        ----       ------      ------         ----
Transfer of participants' balances, net          1         $172          (817)        (42)        (453)        285            5
                                               ---         ----        ------        ----       ------      ------         ----
        Total additions (deductions)            74          172           463          55           23         734           97
                                               ---         ----        ------        ----       ------      ------         ----

Deductions from net assets attributable to:
     Distributions to participants                                        544           3          728         247           70
     Administrative expenses                                                1                        2
                                               ---         ----        ------        ----       ------      ------         ----
        Net increase (decrease)                 74          172           (82)         52         (707)        487           27

        Net assets available for benefits:
            Beginning of year                                           2,846         240        3,928         831          324
                                               ---         ----        ------        ----       ------      ------         ----
            End of year                        $74         $172        $2,764        $292       $3,221      $1,318         $351
                                               ===         ====        ======        ====       ======      ======         ====




                                                                             Participant Directed
                                             -------------------------------------------------------------------------------------
                                                                      Vanguard
                                              Vanguard    Vanguard    Total Bond     Vanguard     Vanguard
                                              Explorer    PRIMECAP   Market Index   Wellington   Windsor II      Loan
                                                Fund        Fund         Fund          Fund         Fund         Fund        Total
                                              --------    --------   ------------   ----------   ----------      ----        -----
Additions (deductions) to net assets
  attributable to:
     Investment income
        Dividends                               $12         $13           $2           $91          $94                     $587
        Interest                                                                                                 $20          23
     Net change in appreciation
        (depreciation) of investments            (4)         30            1           108          123                    1,616
                                               ----        ----          ---        ------       ------         ----     -------
            Total investment earnings             8          43            3           199          217           20       2,226
                                               ----        ----          ---        ------       ------         ----     -------
Contributions
     Participant                                 16          16            5            47           96           14         695
     Company                                      4           6            2            21           20                      283
                                               ----        ----          ---        ------       ------         ----     -------
                                                 20          22            7            68          116           14         978
                                               ----        ----          ---        ------       ------         ----     -------
Transfer of participants' balances, net          49         386            8           228          340         (162)
                                               ----        ----          ---        ------       ------         ----     -------
        Total additions (deductions)             77         451           18           495          673         (128)      3,204
                                               ----        ----          ---        ------       ------         ----     -------

Deductions from net assets attributable to:
     Distributions to participants               15          36                        199          182         (109)      1,915
     Administrative expenses                                                                                                   3
                                               ----        ----          ---        ------       ------         ----     -------
        Net increase (decrease)                  62         415           18           296          491          (19)      1,286

        Net assets available for benefits:
            Beginning of year                    68          88           31           785          571          272       9,984
                                               ----        ----          ---        ------       ------         ----     -------
            End of year                        $130        $503          $49        $1,081       $1,062         $253     $11,270
                                               ====        ====          ===        ======       ======         ====     =======




   The accompanying notes are an integral part of these financial statements

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                          NOTES TO FINANCIAL STATEMENTS
                                   ----------

A.    PLAN DESCRIPTION:

       The Bell Communications Research Savings and Security Plan (the Plan) was established by Bell Communications Research (the Company) to provide a convenient way for non-salaried employees to save on a regular and long term basis. On November 14, 1997, the Company was sold to Science Applications International Corporation (SAIC). Prior to the sale, the Company was owned by the Regional Bell Operating Companies (RBOC's).

       The following description of the Plan provides only general information. Participants should refer to the Plan Prospectus for a more complete description of the Plan's provisions.

       1. General. The Plan is a defined contribution plan covering all non-salaried employees of the Company who have one month of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

       2. Contributions. Each year, participants may contribute up to 16 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. After one year of service, the Company contributes 70 percent of the first 6 percent of compensation that a participant contributes to the Plan. In addition, after one year of service, the Company makes a contribution of a 1/2 percent of compensation on behalf of each participant. Effective November 14, 1997, this automatic contribution is deposited into the SAIC Stock Purchase Fund until the following quarterly trade and then into SAIC stock. This fund and related investment option were also established upon the sale of the Company. Prior to the sale of the Company, the automatic contribution was deposited according to each participant's asset allocation at that time; for participants who did not make a voluntary contribution, the automatic contribution was deposited into the Interest Income Fund. The contribution is made during the first quarter for participant earnings of the previous calendar year. These automatic Company contributions are immediately vested. Effective with the sale of the Company, 50 percent of Company contributions are invested in SAIC stock and 50 percent are invested in accordance with each participant's directed allocation. Contributions are subject to certain IRS limitations.

       3. Participant Accounts. Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Fund earnings, and each participant's account is charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       4. Vesting. Participants are immediately vested in their contributions and the automatic Company contribution, plus actual earnings thereon. Vesting in the Company's matching contribution plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of credited service.

       5. Investment Options. The Plan is comprised of the following investments:

               VANGUARD TOTAL BOND MARKET INDEX FUND: This participant directed fund invests in United States treasury obligations, federal agency mortgage backed obligations and investment grade corporate obligations. Effective October 27, 1998, the fund name changed from the Vanguard Total Bond Market Portfolio to the Vanguard Total Bond Market Index Fund.

               VANGUARD EXPLORER FUND: This participant directed fund invests in the common stock of a diversified group of small capitalization companies.

               VANGUARD 500 INDEX FUND: This participant directed fund invests in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index. Effective October 27, 1998, the fund name changed from the Vanguard Index Trust-500 Portfolio to the Vanguard 500 Index Fund.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

               VANGUARD INTERNATIONAL GROWTH FUND: This participant directed fund invests in the common stocks of companies based outside of the United States. Effective October 27, 1998, the fund name changed from the Vanguard International Growth Portfolio to the Vanguard International Growth Fund.

               VANGUARD / PRIMECAP FUND: This participant directed fund invests in the common stock of medium capitalization companies.

               VANGUARD / WELLINGTON FUND: This participant directed fund invests approximately 65 percent of its assets in common stocks and the remaining 35 percent in bonds.

               VANGUARD / WINDSOR II: This participant directed fund invests in the common stock of large capitalization companies.

               SAIC EXCHANGEABLE STOCK FUND: As previously stated, this fund was created upon the sale of the Company to SAIC. This fund invests primarily in SAIC class A common stock and is participant directed to the extent that participant contributions were used to purchase SAIC stock.

               SAIC NON EXCHANGEABLE STOCK FUND: This fund was created upon the sale of the Company to SAIC. This is a non-participant directed fund created to invest 50% of the company matching contribution in SAIC class A common stock.

               The SAIC STOCK PURCHASE FUND is not a participant directed investment option; it is a temporary holding fund designed to hold respective participant and Company contributions until the following SAIC common stock quarterly trade date. Pending the quarterly trade, the respective contributions are invested in the Vanguard Money Market Reserves Portfolio.

               BELLCORE INTEREST INCOME FUND: This participant directed fund invests primarily in investment contracts issued by insurance companies and banks.

               BELLCORE - DIVERSIFIED TELEPHONE PORTFOLIO STOCK FUND: This fund invests primarily in common stock and has been frozen to new participant directed contributions since 1984.

               BELLCORE - TELEPHONE EQUITY FUND STOCK FUND: This fund invests in the common stock of the RBOC's. Upon the sale of the Company to SAIC, the fund was frozen to new participant directed contributions.

       6. Participant Loans Receivable. Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of (a) $50,000 less the participant's highest outstanding loan balance during the preceding one year period; or (b) 50 percent of their vested account balance. Additionally, loans may not exceed the vested value of the participant's Plan account less their vested amounts in the SAIC Stock Fund. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 12 to 56 months. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Interest rates ranged from 7 to 10 percent during 1998 and 1997. Principal and interest is paid ratably through monthly payroll deductions.

       7. Payment of Benefits. On termination of service other than by death, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments not to exceed the life expectancy of the participant and spouse, if applicable. For termination of service due to death, a beneficiary may receive the value of the vested interest in his or her account as a lump-sum distribution, or in two annual installments, if the participant has so elected.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

       8. Forfeited Accounts. Forfeited accounts are used to reduce future Company contributions. Company contributions were reduced by $1,000 during 1998 and 1997.

B.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Basis of Presentation - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition- The Plan's investments are valued at fair value, except for its investment contracts which are valued at contract value (Note C).

      Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Quoted market prices for the value of the common shares of each company in the Telephone Equity Fund and the Diversified Telephone Portfolio are obtained on the basis of the closing price on the New York Stock Exchange on the year end date or, if no sales were made on that date, at the closing price on the New York Stock Exchange on the next preceding day on which sales were made.

      Participant notes receivable are valued at outstanding principal balance which approximates fair value.

      A general public market for the Company's common stock does not exist; therefore, the fair value of the common stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair value of the common stock are made by the SAIC Board of Directors, with the assistance of the independent appraisal firm. The SAIC Board of Directors reserves the right to alter the formula.

      The gains or losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair value and the fair value of the investments at the beginning of the year, or purchase price if purchased during the year. As of December 31, 1998, the fair value of the Company's Class A Common Stock was $58.87 per share and the Plan held approximately 12,663 shares.

      It is the policy of the company to keep the SAIC Common Stock Fund invested primarily in common stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Prime Money Market fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to take required distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

      Purchases and sales of securities are reflected as of the trade date. Investments are valued on a daily basis. Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

      Payment of Benefits- Benefits are recorded when paid.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------

C.    INVESTMENT CONTRACTS WITH INSURANCE COMPANIES:

      The plan maintains investments in fully benefit-responsive investment contracts with a number of insurance companies and banks. (Benefit responsiveness is the extent to which contract terms permit and require withdrawals at contract value for benefit payments, loans, or transfers to other investment options offered to the participants by the Plan).The accounts are credited with earnings of the underlying investments (principally bank certificates of deposit, and other fixed income products) and charged for Plan withdrawals and administrative expenses. The contracts are included in the financial statements at contract value, which approximates fair value, as reported to the Plan by the respective provider. Contract value represents contributions made under the contract, plus earnings, less plan withdrawals and administrative expenses. See Item 27a of the supplemental schedules for a complete list of all contracts held in the fund.

      Approximately 27 percent of total net assets at December 31, 1998 and 1997, were invested in investment contracts. These contracts are subject to credit risk. If any of the companies fails to perform on the contracts held, the asset value of the Interest Income Fund, and therefore the Plan, could be adversely impaired.

      The Bankers Trust contract did not meet the investment criteria of the portfolio and was replaced with a new contract with CDC Capital, Inc., during 1998.

D.    PARTIES-IN-INTEREST:

      Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1998 and 1997 are summarized below:



                                             YEAR ENDED DECEMBER 31, 1998
                                       --------------------------------------
                                       Number       Number of
                                       of Shares  Transactions      Cost
      INVESTMENT SALES
      SAIC Class A Common Stock           113           2           $5,344

      INVESTMENT PURCHASES
      SAIC Class A Common Stock         11,308          4          $500,857

                                           YEAR ENDED DECEMBER 31, 1997
                                       --------------------------------------
                                        Number      Number of
                                       of Shares   Transactions      Cost
      INVESTMENT PURCHASES
      SAIC Class A Common Stock          4,458          1          $155,060


      Certain Plan investments are investment funds; and are shares of mutual funds managed by The Vanguard Group. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan, and therefore these transactions qualify as party-in-interest.

      There were no known prohibited transactions with known parties in interest as defined in ERISA Section 3(14) and regulations thereunder, including those transactions set forth in ERISA Sections 406 and 407(a) and Internal Revenue Code Section 4975(c). There was no known relationship in which The Vanguard Fiduciary Trust Company had any direct or indirect financial interest which would affect its capacity to perform the necessary calculations.

      Fees paid by the Plan for administrative expenses and investment management services amounted to $3,000 for 1998 and 1997. All other Plan expenses are paid by the Company.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN
                    NOTES TO FINANCIAL STATEMENTS, continued
                                   ----------


E.    PLAN TERMINATION POLICY:

      The Company intends to continue the Plan indefinitely, but reserves the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100 percent vested in their accounts; Company contributions would not be subject to forfeiture.

F.    RECONCILIATION TO FORM 5500:

      There are no reconciling items from the Statement of Net Assets Available for Benefits per the financial statements to the Form 5500.

G.    TAX STATUS:

      On April 11, 1986, the Internal Revenue Service had determined that the Plan is qualified under the requirements of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under Section 501(a) of the Code. The Plan obtained its latest determination letter on August 1, 1995, in which the Internal Revenue Service stated that the Plan, as amended through December 21, 1994, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving such determination letter. However, the Plan administrator and the Plan's counsel believe that the Plan is currently designed and is being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

H.      SUBSEQUENT EVENTS:

      The Telephone Equity Fund (TEF) closed on January 31, 1999, and any remaining balances that were held in TEF were automatically defaulted to the Interest Income Fund on February 1, 1999.

      Effective March 9, 1999, the Company changed its name to Telcordia Technologies.

      Effective March 17, 1999, the name of the Plan was changed to Telcordia Technologies Savings and Security Plan.

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN

     SCHEDULE 1: ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              TELEPHONE EQUITY FUND
                             (Dollars in Thousands)


                                                      DECEMBER 31, 1998
                                           -------------------------------------
                                            NUMBER                          FAIR
  NAME OF ISSUER AND TITLE OF ISSUE        OF SHARES          COST          VALUE
  ---------------------------------        ---------          ----          ------
Common Shares:

Ameritech Corporation                           6,680          $115           $423
Bell Atlantic Corporation                       8,492           207            482
BellSouth Corporation                           7,659           104            382
SBC Communications, Inc.                       13,661           214            733
US West Communications, Inc.                    4,684           233            303

Total Common Shares                                             873          2,323
                                                               ----         ------

Total Telephone Equity Fund Investments                        $873         $2,323
                                                               ====         ======


                         DIVERSIFIED TELEPHONE PORTFOLIO
                             (Dollars in Thousands)

                                                          DECEMBER 31, 1998
                                                ------------------------------------
                                                  NUMBER                       FAIR
  NAME OF ISSUER AND TITLE OF ISSUE             OF SHARES        COST          VALUE
  ---------------------------------             ---------        ----          -----
Common Shares:

AT&T Corporation                                    788            $9            $59
Air Touch Communications, Inc.                      175             1             13
Ameritech Corporation                               647             4             41
Bell Atlantic Corporation                           781             7             44
BellSouth Corporation                             1,121             6             56
Lucent Technologies Corporation                     512             4             56
Media One Group                                     207             2             10
NCR Corporation                                      50             1              2
SCB Communication, Inc.                           1,028             5             55
US West Communications, Inc.                        212            10             14

Total Common Shares                                                49            350

Temporary cash investments                                                         8
                                                                  ---           ----

Total Diversified Telephone Portfolio Investments                 $49           $358
                                                                  ===           ====

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN

               SCHEDULE 1: ITEM 27A - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued

                              INTEREST INCOME FUND
                             (Dollars in Thousands)



                                                  PRINCIPAL         CONTRACT           FAIR
Name of Issuer and Title of Issue                  AMOUNT            VALUE             VALUE
---------------------------------                 ---------         --------           -----
Contracts with Insurance Companies:
AIG
  6.95% due 5/15/01                                  $90               $90              $90
AIG FP
  7.15% due 6/30/01                                  $45               $45              $45
Allstate
  5.55% due 1/15/03                                 $114              $114             $114
Caisse Des Depots
  6.47% 12/31/01                                    $153              $153             $153
CDC Capital, Inc.
  4.93% due 11/15/03                                $114              $114             $114
Deutsche Bank
  6.57% due 3/21/01                                  $90               $90              $90
  6.56% due 3/31/00                                  $90               $90              $90
  6.52% no maturity date                            $116              $116             $116
John Hancock
  6.93% due 11/15/01                                 $84               $84              $84
  6.35% due 8/15/02                                  $61               $61              $61
Morgan Garuanty
  6.59% due 9/30/01                                  $52               $52              $52
New York Life Insurance Company
  7.05% due 4/15/00                                 $136              $136             $136
  7.20% due 7/31/99                                 $187              $187             $187
Principal Mutual Life Insurance
  7.71% due 10/31/99                                $185              $185             $185
  7.02 due 4/15/00                                   $84               $84              $84
Rabobank Nederland
  6.74% no maturity date                             $90               $90              $90
  5.93% 12/31/00                                    $181              $181             $181
Sun Life Insurance Company of America
  6.65% due 3/31/99                                 $327              $327             $327
  7.19% due 6/30/99                                 $215              $215             $215
Union Bank of Switzerland
  7.33% no maturity date                            $211              $211             $211
  7.35% no maturity date                            $205              $205             $205
  6.66% no maturity date                            $150              $150             $150
                                                  ------            ------           ------

Total Contracts with Insurance Companies          $2,980            $2,980           $2,980

Temporary Cash Investments                          $343              $343             $343
                                                  ------            ------           ------

Total Interest Income Fund Investments            $3,323            $3,323           $3,323
                                                  ======            ======           ======

                          BELL COMMUNICATIONS RESEARCH
                       SAVINGS PLAN FOR SALARIED EMPLOYEES

               SCHEDULE 1: ITEM 27a - SCHEDULE OF ASSETS HELD FOR
                         INVESTMENT PURPOSES, Continued


                              VANGUARD MUTUAL FUNDS
                             (Dollars in Thousands)

                                                       DECEMBER 31, 1998
                                               ---------------------------------
                                                NUMBER                     FAIR
     NAME OF ISSUER AND TITLE OF ISSUE         OF SHARES        COST       VALUE
     ---------------------------------         ---------        ----       -----
*   Vanguard 500 Index Fund                      11,483         $829     $1,309
*   Vanguard Explorer Fund                        2,014         $109       $114
*   Vanguard International Growth Fund           11,398         $184       $214
*   Vanguard PRIMECAP Fund                       10,690         $423       $510
*   Vanguard Total Bond Market Index             14,009         $142       $144
*   Vanguard Wellington Fund                     28,723         $763       $843
*   Vanguard Windsor II Fund                     30,231         $818       $902

                                    LOAN FUND
                             (Dollars in Thousands)

    Participant Loans                                           $227       $227

                                   SAIC FUNDS
                             (Dollars in Thousands)
*   SAIC Exchangeable
     SAIC Class A Common Stock                   11,239         $442       $662
     Temporary Cash Investments                                   $4         $4
                                                                ----       ----
    Total SAIC Exchangeable Stock Fund                          $446       $666

*   SAIC Non Exchangeable
     SAIC Class A Common Stock                    1,424          $71        $84
                                                                ----       ----
    Total SAIC Exchangeable Stock Fund                           $71        $84

*   SAIC Stock Purchase Fund
     Temporary Cash Investments                                  $49        $49
                                                                ----       ----
    Total SAIC Stock Stock Fund                                  $49        $49

    * Represents party-in-interest

                          BELL COMMUNICATIONS RESEARCH
                            SAVINGS AND SECURITY PLAN


          SCHEDULE II: Item 27d - Schedule of Reportable Transactions*
                             Series of Transactions
                      For the Year Ended December 31, 1998



   INDENTITY OF PARTY             DESCRIPTION OF         NUMBER OF         PURCHASE         SELLING        COST OF
        INVOLVED                      ASSETS            TRANSACTIONS        PRICE            PRICE          ASSET
   -------------------            --------------        ------------       --------          -----          -----
The Vanguard Group        Vanguard 500 Index Trust               61       $416,911.22
The Vanguard Group        Vanguard 500 Index Trust               64                       $743,954.56    $551,300.47
The Vanguard Group        Vanguard Wellington Fund               53        452,890.12
The Vanguard Group        Vanguard Wellington Fund               56                        712,702.00     606,365.96
The Vanguard Group        Vanguard Windsor II Fund               60        442,739.44
The Vanguard Group        Vanguard Windsor II Fund               44                        677,171.98     529,165.00
The Vanguard Group        Interest Income Fund                   89      1,004,361.05
The Vanguard Group        Interest Income Fund                  107                        869,253.18     869,253.18
N/A                       Telephone Equity Fund                  69                      1,334,024.54     664,070.04




   INDENTITY OF PARTY      CURRENT VALUE ON         NET
        INVOLVED           TRANSACTION DATE     GAIN/(LOSS)
   -------------------     ----------------     -----------
The Vanguard Group            $416,911.22
The Vanguard Group             743,954.56      $192,654.09
The Vanguard Group             452,890.12
The Vanguard Group             712,702.00       106,336.04
The Vanguard Group             442,739.44
The Vanguard Group             677,171.98       148,006.98
The Vanguard Group           1,004,361.05
The Vanguard Group             869,253.18
N/A                          1,334,024.54       669,954.50


* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31,1998 as defined in Section 2520.103-106 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.